SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

 GAMCO INVESTORS, INC.
                     5/08/95           10,500-           17.1250
                     4/24/95            1,500-           16.2500
                     4/21/95            6,000-           16.2500
                     3/29/95              500            15.8750
                     3/29/95            2,400            15.9531
                     3/20/95            2,000            15.8750
                     3/09/95            9,000-             *DO


PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

 GABELLI FUNDS, INC.

  THE GABELLI CONVERTIBLE SECURITIES FUND
                5/08/95               20            77.5000

 GAMCO INVESTORS, INC.
                5/08/95               40            77.0000
                5/08/95               50-           77.0000
                5/05/95               40-           77.0000
                5/05/95               10            77.0000
                4/21/95                5            74.0000
                4/10/95                5            74.0000
                4/07/95                5            74.0000
                3/15/95               10-           75.7500
                3/15/95               10            76.2500
                3/14/95               20            75.0000
                3/13/95               70            75.0000
                3/13/95               10            75.7500





(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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